Exhibit 99.1

NEWS RELEASE

ICF INTERNATIONAL REPORTS FIRST QUARTER 2016 RESULTS

First Quarter Highlights

●	Total Revenue Increased 4 Percent to $284 Million, Led by 7 Percent Growth in Federal Government Revenue
●	Non-GAAP EPS[1] Was $0.60, up 11 Percent Year-on-Year; Diluted EPS Was $0.50, up 25 Percent Year-on-Year
●	Contract Awards Were $318 Million, 19 Percent Ahead of Last Year; TTM Contract Awards Were $1.4 Billion for a Book-to-Bill of 1.21

FOR IMMEDIATE RELEASE:

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company Information Contact:

Steve Anderson, steve.anderson@icfi.com +1.703.934.3847

FAIRFAX, Va. (May 5, 2016) -- ICF International, Inc. (NASDAQ:ICFI), a leading provider of professional services and technology-based solutions to government and commercial clients, reported results for the first quarter ended March 31, 2016.

First Quarter 2016 Results

“Our first quarter performance puts us on track to meet our expectations for solid revenue growth and significantly higher earnings in 2016,” said ICF International Chairman and Chief Executive Officer Sudhakar Kesavan. “Earnings increased at a double-digit rate and outpaced revenue growth, benefitting from lower overhead expenses and reduced amortization costs.

“First quarter revenue growth was driven by a strong pick up in federal government business, where we have seen positive year-on-year comparisons for the last three consecutive quarters. Revenues from energy and digital interactive services performed for commercial and state and local clients, were over $80 million and in line with last year’s levels. Year-on-year comparisons for total commercial revenues primarily reflected the anticipated reduction in certain energy and infrastructure contracts and currency impacts.

1 Non-GAAP EPS is a non-GAAP measurement. A reconciliation for all non-GAAP references is set forth below the Consolidated Statements of Comprehensive Income table.

“This was an excellent quarter for contract wins. In addition to an almost 20 percent year-on-year increase in total dollar value, all of our client categories posted double-digit increases in new business wins. We were awarded 16 energy efficiency contracts, and ICF Olson gained several important new projects, setting the stage for year-on-year growth in commercial revenues in line with our expectations. Our federal and international government wins were strong, reflecting our recognized domain expertise in the broad areas of energy, health and digital communications.”

First quarter 2016 revenue was $283.6 million, a 3.7 percent increase from the $273.5 million reported in the 2015 first quarter. Service revenue2 increased 1.0 percent to $212.4 million. EBITDA2 was $24.8 million, representing a 3.0 percent increase from the $24.1 million reported in the 2015 first quarter. EBITDA margins were 8.8 percent in both quarters. As previously disclosed, EBITDA performance was affected by the start-up and implementation phases of certain contracts and the weather-related federal government office closures in January, which reduced first quarter 2016 EBITDA margin by approximately 90 basis points. Non-GAAP EPS increased 11.1 percent to $0.60 per share in the 2016 first quarter compared to $0.54 in the prior year. Reported net income was $9.7 million in the 2016 first quarter, or $0.50 per diluted share, up 25.0 percent from $0.40 per diluted share in the prior year.

Backlog and New Business Awards

Total backlog was $1.9 billion at the end of the first quarter of 2016. Funded backlog was $857 million, or approximately 44 percent of the total. The total value of contracts awarded in the 2016 first quarter was $318 million compared to $266 million for the same period for the prior fiscal year. Trailing twelve months contract awards were $1.4 billion for a book-to-bill ratio of 1.21.

Government Business First Quarter 2016 Highlights

■	U.S. federal government revenues increased 6.6 percent to $137.3 million in the first quarter and accounted for 49 percent of total revenue, compared to 47 percent in last year’s first quarter.
■

U.S. state and local government revenues increased 20.5 percent, inclusive of $4.8 million of energy and digital interactive commercial-rate projects, and accounted for 11 percent of total revenue, compared to 10 percent in the year-ago period.

■

International government revenues increased approximately 1 percent on a reported basis, which was an estimated increase of 7 percent on a constant currency basis, and accounted for 6 percent of total revenue, compared to 6 percent in last year’s first quarter.

2 Service revenue and EBITDA are non-GAAP measurements. A reconciliation for all non-GAAP references is set forth below the Consolidated Statements of Comprehensive Income table.

Key Government Contracts Awarded in the First Quarter

ICF was awarded more than 100 U.S. federal contracts and task orders and more than 200 additional contracts from state and local governments and international governments. The largest awards were:

■	Strategic Communications: A 32 million euro contract to support events, seminars and training sessions for the European Commission’s Executive Agency for Small and Medium Sized Enterprises.

■	Data Management: A $34.7 million contract with the U.S. Centers for Disease Control and Prevention to provide data management support to the Division of HIV/AIDS Prevention.

■	Climate Change: A $19.8 million contract with the U.S. Environmental Protection Agency to provide technical, economic and public policy analysis to support ozone and greenhouse gas initiatives.

■

Environmental Planning: Two contracts with a combined total of $16.1 million with the California Department of Transportation to provide environmental services in support of the maintenance, development and construction of proposed facilities.

■

Information Management: Two task order contracts with a combined value of $14.4 million with the U.S. Centers for Disease Control and Prevention to provide health informatics and information technology support for the Laboratory Response Network.

■	Energy Efficiency: A $12.4 million subcontract to support clean-energy and energy efficiency programs for a major public utility board in the Eastern U.S.

■	International Development: A 6 million GBP contract with the U.K. government to support efforts addressing poverty in Nigeria.

■	Information Management: A $5.9 million contract with the U.S. Department of State to provide enterprise strategy and management support for the Bureau of Consular Affairs.

■	Program Implementation Support: A $3.6 million contract with the U.S. Department of Defense to support the global rollout of its web-based child care portal for the military.

■	Program Support: A 2.6 million euro contract with the European Commission to support the Directorate-General for Climate Action.

■	Resilience Solutions: A $2.2 million contract with the U.S. Department of Transportation to provide resilience planning for the Federal Highway Administration’s Office of Planning.

■	Strategic Communications: A $2.1 million contract with the U.S. National Institutes of Health to provide strategic communications planning and development of state-of-the-art media products.

■	Strategic Communications: A 2 million euro contract with the European Commission’s Service for Foreign Policy Instruments to support the evolving policy agenda on issues arising from Europe 2020.

Commercial Business First Quarter 2016 Highlights

Total commercial revenues were $97.6 million compared to $101.6 million in last year’s first quarter. Additionally, revenue from energy and digital interactive commercial-rate work performed for state and local government clients was $4.8 million in this year’s first quarter, or more than 40 percent above the prior year’s levels. Revenues from energy and digital interactive services performed for commercial and state and local clients were $80.8 million, in line with last year’s levels.

Digital services accounted for 45 percent of commercial revenues. Energy markets, which includes energy efficiency, represented 32 percent of commercial revenues.

Key Commercial Contracts Awarded in the First Quarter

Commercial sales were $141 million in the first quarter and ICF was awarded more than 800 commercial projects globally in the period. The largest awards were:

Digital Services:

■	A $4.5 million contract to support customer loyalty efforts for an international hotel company.
■	Four contracts with a combined value of $4.1 million to provide public relations support for an international food processing company.
■	A $3.1 million contract to support customer loyalty efforts for an international retailer.
■	A $1.9 million contract to provide strategic communications consulting support with a major nationwide financial services company.

Energy Markets:

■	A $15.7 million contract with American Electric Power Public Service Company of Oklahoma to support residential, commercial and industrial energy efficiency programs.
■	A $9.2 million contract with Wisconsin Focus on Energy to implement a residential retailer lighting and appliance program.
■	An $8.6 million contract with a consortium of utilities in the Northeastern U.S. to support energy efficiency programs.
■	Three contracts with a combined value of $6 million with a utility in the Midwestern U.S. to support energy efficiency programs.
■	A $4 million contract with a major utility in the Western U.S. to provide environmental licensing, permitting and compliance services.
■	A $3.2 million contract with a major utility in the Western U.S. to provide energy efficiency program support.
■	A $2.1 million contract with a major utility in the Southern U.S. to provide appliance recycling program management.

Other commercial wins with a value of at least $1 million each included: marketing program management for a medical firm; energy efficiency program management for a major utility in the Southern U.S.; brand management for an international restaurant chain; evaluation, technical assistance and training services for a multinational food manufacturing company; public relations support for an international spirits company; business consulting and technology support for a major insurance payer; brand building for an international beauty industry corporation; and digital programs support for an international sporting events organization.

Summary and Outlook

“ICF’s diversified business portfolio positions us to take advantage of growth opportunities across our government and commercial client base. The 6.6 percent first quarter increase in federal government revenues provides a strong start to the year. Contract and project wins over the last several months have set the stage for high single digit growth in commercial revenues, demonstrating progressive improvement throughout the year, which will accelerate in the second half.

“First quarter performance supports our full year 2016 expectations for substantial earnings growth, driven by organic revenue growth, a greater mix of commercial-rate revenues, notably in energy markets and digital interactive, and higher utilization rates. We reaffirm our expectations as follows:

●	“Full year 2016 revenues to range from $1.15 billion to $1.19 billion, 3.3 percent ahead of 2015 levels at the midpoint.
●	“Non-GAAP EPS to be $2.79 to $2.94, which represents year-on-year growth of 8.7 percent at the midpoint.
●	“Diluted EPS at $2.40 to $2.55, or $2.48 at the midpoint, up 24 percent from $2.00 in 2015.
●	“Average EBITDA margin for full year 2016 of between 10 percent and 10.3 percent, up from 9.6 percent in 2015.
●	“Full year cash flow from operations to be in the range of $85 million to $95 million for 2016,” Mr. Kesavan concluded.

Revenue guidance is based on exchange rates between the U.S. dollar and the euro, GBP and Canadian dollar similar to those on March 1, 2016. Per share guidance assumes weighted average shares outstanding of approximately 19.4 million and a full year effective tax rate of no more than 38.5 percent.

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About ICF International

ICF International (NASDAQ:ICFI) is a leading provider of professional services and technology-based solutions to government and commercial clients. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 65 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three months ended
	March 31,
	2016	2015
	(Unaudited)

Revenue	$283,599	$273,527
Direct Costs	177,199	164,569
Operating costs and expenses:
Indirect and selling expenses	81,559	84,833
Depreciation and amortization	4,019	3,848
Amortization of intangible assets	3,128	4,315
Total operating costs and expenses	88,706	92,996
Operating Income	17,694	15,962
Interest expense	(2,445)	(2,564)
Other income (expense)	275	(231)
Income before income taxes	15,524	13,167
Provision for income taxes	5,837	5,267
Net income	$9,687	$7,900

Earnings per Share:
Basic	$0.51	$0.41
Diluted	$0.50	$0.40

Weighted-average Shares:
Basic	18,994	19,450
Diluted	19,293	19,838

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(917)	(2,088)
Comprehensive income, net of tax	$8,770	$5,812

Reconciliation of Non-GAAP financial measures:

Reconciliation of Service Revenue
Revenue	$283,599	$273,527
Subcontractor and Other Direct Costs*	(71,169)	(63,243)
Service Revenue	$212,430	$210,284

Reconciliation of EBITDA and Adjusted EBITDA
Net Income	$9,687	$7,900
Other (income) expense	(275)	231
Interest expense	2,445	2,564
Provision for income taxes	5,837	5,267
Depreciation and amortization	7,147	8,163
EBITDA	24,841	24,125
Acquisition-related expenses**	—	189
Special charges related to office closures	—	166
Adjusted EBITDA	$24,841	$24,480

Reconciliation of Adjusted and Non-GAAP EPS
Diluted EPS	$0.50	$0.40
Acquisition-related expenses, net of tax	—	0.01
Adjusted EPS	0.50	0.41
Amortization of intangibles, net of tax	0.10	0.13
Non-GAAP EPS	$0.60	$0.54

*	Subcontractor and Other Direct Costs exclude Direct Labor and Fringe.
**	Acquisition-related expenses include expenses related to closed acquisitions.

ICF International, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
Current Assets:
Cash and cash equivalents	$9,359	$7,747
Contract receivables, net	276,413	256,965
Prepaid expenses and other	15,204	10,032
Total current assets	300,976	274,744

Total property and equipment, net of accumulated depreciation of $75,366 and $71,203 as of March 31, 2016, and December 31, 2015, respectively	44,266	45,425
Other assets:
Goodwill	687,334	687,404
Other intangible assets, net	55,649	58,899
Restricted cash	1,374	1,362
Other assets	12,566	12,456
Total Assets	$1,102,165	$1,080,290

Current Liabilities:
Accounts payable	$49,644	$63,738
Accrued salaries and benefits	48,362	43,118
Accrued expenses and other current liabilities	39,192	43,001
Deferred revenue	29,742	30,523
Income tax payable	6,259	2,604
Total current liabilities	173,199	182,984
Long-term liabilities:
Long-term debt	337,930	311,532
Deferred rent	15,755	15,785
Deferred income taxes	35,260	33,326
Other	11,793	13,387
Total Liabilities	573,937	557,014
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 70,000,000 shares authorized; 21,499,611 and 21,313,472 issued; and 19,024,190 and 19,032,054 outstanding as of March 31, 2016 and December 31, 2015, respectively	21	21
Additional paid-in capital	282,838	280,113
Retained earnings	334,993	325,306
Treasury stock	(81,216)	(74,673)
Accumulated other comprehensive loss	(8,408)	(7,491)
Total Stockholders’ Equity	528,228	523,276
Total Liabilities and Stockholders’ Equity	$1,102,165	$1,080,290

ICF International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	March 31,
	2016	2015
	(Unaudited)
Cash flows from operating activities
Net income	$9,687	$7,900
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	2,641	2,880
Depreciation and amortization	7,147	8,163
Other adjustments, net	1,152	(1,196)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(19,460)	(20,757)
Prepaid expenses and other assets	(5,812)	(1,821)
Accounts payable	(12,441)	(10,336)
Accrued salaries and benefits	5,154	(16,333)
Accrued expenses and other current liabilities	(3,848)	(5,218)
Deferred revenue	(812)	7,855
Income tax receivable and payable	3,645	4,906
Restricted cash	(12)	33
Other liabilities	(622)	582
Net cash used in operating activities	(13,581)	(23,342)

Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(4,184)	(2,724)
Payments for business acquisitions, net of cash received	—	(1,818)
Net cash used in investing activities	(4,184)	(4,542)

Cash flows from financing activities
Advances from working capital facilities	123,279	122,965
Payments on working capital facilities	(96,881)	(95,718)
Payments on capital expenditure obligations	(1,010)	(585)
Proceeds from exercise of options	—	445
Tax benefits of stock option exercises and award vesting	204	826
Net payments for stockholder issuances and buybacks	(6,664)	(3,666)
Net cash provided by financing activities	18,928	24,267
Effect of exchange rate changes on cash	449	(1,480)
Increase (decrease) in cash and cash equivalents	1,612	(5,097)
Cash and cash equivalents, beginning of period	7,747	12,122
Cash and cash equivalents, end of period	$9,359	$7,025

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,485	$2,822
Income taxes	$587	$1,786

ICF International, Inc. and Subsidiaries
Supplemental Schedule

Revenue by market	Three Months Ended
	March 31,
	2016	2015

Energy, environment, and infrastructure	38%	38%
Health, education, and social programs	44%	43%
Safety and security	8%	8%
Consumer and financial	10%	11%

Total	100%	100%

Revenue by client	Three Months Ended
	March 31,
	2016	2015

U.S. federal government	49%	47%
U.S. state and local government	11%	10%
International government	6%	6%
Government	66%	63%

Commercial	34%	37%

Total	100%	100%

Revenue by contract	Three Months Ended
	March 31,
	2016	2015

Time-and-materials	43%	44%
Fixed-price	38%	39%
Cost-based	19%	17%

Total	100%	100%